Exhibit 10.16

TRADEMARK CROSS-LICENSE

AGREEMENT

BY AND BETWEEN

SemiLEDs Corporation

AND

Xurui Guangdian Co., Ltd.

MAY 7, 2010

TRADEMARK CROSS-LICENSE AGREEMENT

This Trademark Cross-License Agreement (this “Agreement”) is entered into on May 7, 2010 by and between:

SemiLEDs Corporation, an American corporation incorporated and existing under the laws of the United States having a registered office at 999 Main Street, Suite 1010, Boise, ID 83702 USA, and duly represented by Trung Tri Doan (nationality: USA) (hereinafter referred to as “SemiLEDs”), and

Xurui Guangdian Co., Ltd., a Chinese corporation incorporated and existing under the laws of the PRC having a registered office at Room 201, Building B, Innovation Center, The South China Sea Software Scien-tech Garden, Shishan Town, Nanhai District, Foshan City, Guangdong Province (hereinafter referred to as “Xurui”).

The parties above are also referred to as “Licensor” or “Licensee.”

WHEREAS:

1.       SemiLEDs is one of the investors in Xurui and subject to the Framework Agreement Among the Investors of Xurui (the “Framework Agreement”) entered into by all investors of Xurui on December 25, 2009. SemiLEDs agrees that it shall, as quickly as possible upon the completion of capital increase concerned, grant royalty-free, exclusive and nontransferable licenses concerning the trademarks listed in Schedule 5 of the Framework Agreement (i.e., Schedule 1 hereof) and any trademarks to be acquired in the future by SemiLEDs to Xurui for the manufacture of LED epitaxial wafers or chips within China (excluding Taiwan). However, except as Xurui has been listed, SemiLEDs transfers its shares in Xurui or waiver and/or fails to exercise its preemptive right at the capital increase of Xurui, SemiLEDs may terminate the license granted hereunder immediately if the members appointed by SemiLEDs are no longer in the majority of the Board of Xurui;

2.       Xurui agrees to grant a royalty-free, transferable and exclusive license to SemiLEDs and its affiliates to globally use trademarks to be acquired by Xurui in the future, but such license does not include the use of the trademark in China (excluding Taiwan); and

3.       All the investors of the Xurui signed the Capital Increase Agreement on March 26, 2010 (the “Capital Increase Agreement”).

NOW THEREFORE, in consideration of the mutual undertakings and covenants and any other good and valuable consideration which is acknowledged as sufficient by the Parties, the Parties hereto shall, under the principles of equality and mutual benefits, enter into the following agreement for mutual observance:

1.                    DEFINITIONS

The terms used in this Agreement shall be defined as follows:

1.1 “SemiLEDs Trademark” refers to the trademarks listed in Schedule 1 hereof, as well as any other trademarks to be acquired by SemiLEDs.

1.2 “SemiLEDs License Program” refers to the products or services of Xurui on which any of SemiLEDs Trademark is granted to be used, and the scope of such program shall be limited to the manufacture of the high-brightness LED epitaxial wafers and chips.

1.3 “Affiliates of SemiLEDs” refers to SS Optoelectronics Co., Ltd., Artemis Opto Electronic Technologies Pvt. Ltd., SILQ (Malaysia) Sdn Bhd, VIETLED Optoelectronics JSC and any other subsidiaries of SemiLEDs in which SemiLEDs holds at least 49% of the shares.

1.4 “Xurui Trademark” refers to all trademarks acquired by Xurui upon incorporation.

1.5 “Effective Date of the Agreement”: this Agreement will come into effect automatically as of the date when the Xurui obtains the updated business license issued by the competent Administration for Industry and Commerce after the capital increase pursuant to the Capital Increase Agreement has been fulfilled.

2.                    LICENSE GRANTED TO XURUI BY SEMILEDS

2.1                SemiLEDs hereby grants to Xurui and Xurui accepts the royalty-free, exclusive license for the use of SemiLEDs trademarks on the SemiLEDs License Program within the PRC (excluding Taiwan).

2.2                Xurui may not transfer or sublicense any license granted to Xurui by SemiLEDs as stipulated in Article 2.1.

2.3                Without SemiLEDs’ written consent, Xurui may not use the SemiLEDs Trademark or any other designs of patterns or characters similar to or confused with the SemiLEDs Trademark as part of the name for or trademark owned by any corporation, partnership or other entities owned by or affiliated with Xurui.

2.4                Xurui shall not use the SemiLEDs Trademark for the advertisement, promotion, sale or distribution of any unauthorized products or services.

2.5                Xurui agrees to use the SemiLEDs Trademark according to the following conditions:

1)                   It shall use such trademark in the manner designated by SemiLEDs or its authorized representatives and shall observe the corresponding instructions made by SemiLEDs or its authorized representatives concerning the trademark species and the pattern of such trademarks in use or exhibition. In such events, SemiLEDs shall provide Xurui the product packaging samples and advertising materials from time to time for reference. Xurui shall be responsible for reproducing the samples of trademarks used for the products licensed and shall bear all expenses arising thereof. All samples of trademarks by Xurui shall be used only upon the submission to SemiLEDs or its authorized representative and the corresponding approval is obtained, and Xurui shall not use any trademark without the approval of SemiLEDs or its authorized representative. Xurui agrees that it shall observe all instructions made by

SemiLEDs or its authorized representatives regarding the samples, use or reproduction of trademarks. In addition, Xurui shall also provide SemiLEDs with samples of trademarks printed or made with various materials for the purpose of use.

2)              Xurui shall ensure that any use of product packaging, trademarks or marks shall not violate any laws of the PRC.

3)              Xurui shall indicate “Manufactured (or Provided) by Xurui Guangdian Co., Ltd” or shall indicate any other words provided by SemiLEDs or its authorized representatives from time to time on the licensed products, packages or promotional materials.

2.6                       During the license period as stipulated in Article 2 hereof and upon the termination of such license period due to the causes listed in Article 11 hereof, Xurui shall not, directly or indirectly, use or apply for registration of any trademarks, names, logos or words similar to the SemiLEDs Trademark in appearance, pronunciation or design or any design patents including any part of the SemiLEDs Trademark or similar to the SemiLEDs Trademark.

2.7                       During the license period as stipulated in Article 2 hereof, Xurui shall not, without the prior written consent of SemiLEDs, make advertisements or promotions of any services and/or products concerning any high-brightness LED epitaxial wafers or chips with any marks of any other corporations.

2.8                       Xurui agrees that SemiLEDs has full authorities to supervise the quality of the products and/or services manufactured, distributed and/or rendered under the SemiLEDs License Program. Xurui agrees that all such products and/or services should conform to the quality standards established and monitored by the entities providing similar products or services to SemiLEDs (the “Quality Standards”). Xurui agrees that it may use SemiLEDs trademarks only when such Quality Standards are met by such products or services manufactured, used and/or sold under the License Program. Xurui agrees that SemiLEDs or its authorized representatives may access and inspect the License Program, processes and facilities upon reasonable notice, and agrees that it shall, at the reasonable request of SemiLEDs, provide samples of License Program products to enable SemiLEDs to affirm whether such License Program satisfies the Quality Standards or any other requirements for sampling, quality control and marketing. It shall constitute breach of the Agreement by Xurui if any of its products fails to satisfy the standards or requirements mentioned above.

3.                    LICENSE MADE TO SEMILEDS AND ITS AFFILIATES BY XURUI

3.1                       Xurui hereby agrees to grant a royalty-free, transferable and exclusive license to SemiLEDs and its affiliates, and SemiLEDs, on behalf of SemiLEDs and its affiliates, accepts such licenses for the use of Xurui Trademark globally.

3.2                       Any Trademarks acquired by Xurui will be automatically granted to SemiLEDs and its affiliates by the stipulations of Article 3.1 upon the receipt by Xurui, and no separate agreement is required to be entered into by and between SemiLEDs or its affiliates (as one party) and Xurui (as the other party) for the license mentioned in Article 3.1 hereof. However, if it is necessary for the performance of Article 3.1 or at the request of SemiLEDs and/or its affiliates, Xurui shall actively cooperate with SemiLEDs and/or its affiliates to sign such further separate agreement and any other related documents.

4.                    CONFIDENTIALITY

During the term hereof and at any time thereafter, each Party shall be responsible to keep confidential any confidential and proprietary information it acquires of the other Party and/or its affiliates during the process of cooperation between the Parties.

5.                    REGISTRATION

Each Party agrees to make the corresponding registration of this Agreement in accordance with the laws of the country where the right of the trademark is granted. In such event, if applicable, the other Party shall make all efforts to assist the completion of such registration as quickly as possible.

6.                    RIGHT TO SUE FOR SPECIFIC PERFORMANCE OR DAMAGES

Hereby each of the Parties represents and warrants that it has full rights, powers and authorities to enter into, perform, assume and fulfill this Agreement and any or all obligations hereunder, and this Agreement, upon being duly signed, shall constitute effective and binding obligations to each Party and may be enforced against each of the Parties. Each Party reserves the right to sue for specific performance of the rights and obligations under this Agreement, or for the payment of damages, without terminating the Agreement.

7.                    INDEMNIFICATION

Xurui agrees to assume responsibility and be liable for any damages arising out of or in connection with the defective or unqualified products manufactured by Xurui.

8.                    INFRINGEMENT

If any claim is made by any third party concerning the infringement of any intellectual property right by any products manufactured by Xurui, Xurui shall immediately notify SemiLEDs. SemiLEDs may, at the expense of Xurui, provide full cooperation to Xurui for any action taken by Xurui representing the maximum interests of SemiLEDs. In such event, Xurui may have full authority and power to make any or all decisions regarding such action, including whether or not to carry out any corresponding activities or to make efforts for and/or reach any settlement. Xurui agrees to assume responsibility and be liable for any losses, damages, liabilities, penalties, claims, proceedings, judgments, expenses and costs (including attorney’s fees) arising out of or in connection with any infringement claims or proceedings made by any third party as stipulated in the above Article 7.

9.                    LIMITATION OF LIABILITY BY SEMILEDS

9.1 EXCEPT AS OTHERWISE EXPRESSLY STIPULATED HEREIN, SEMILEDS MAKES NO REPRESENTATION, WARRANTY OR

UNDERTAKING, EXPLICITLY, IMPLICITLY, LEGALLY OR OTHERWISE ON THE TRADEMARKS LICENSED HEREUNDER INCLUDING BUT NOT LIMITED TO THE REPRESENTATION, WARRANTY OR UNDERTAKING ON THE MARKETABILITY, NON-INFRINGEMENT OR FITNESS FOR ANY PARTICULAR PURPOSE OF XURUI. SEMILEDS SHALL NOT BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES OR LOSSES, OR ANY NEGLIGENT OR INTENTIONAL INFRINGEMENT DUE TO PERFORMANCE OF THE AGREEMENT BY XURUI, INCLUDING BUT NOT LIMITED TO THE LOSS OF PROFITS, GAINS, INTERESTS OR IDLE EQUIPMENT ARISING OUT OF ANY BREACH OF XURUI HEREUNDER.

9.2 IN ADDITION TO THE STIPULATIONS OF ARTICLE 9.1, NEITHER PARTY MAKES ANY EXPLICIT OR IMPLICIT WARRANTY ON OR TAKES ANY LIABILITY OR OBLIGATIONS TO ANY CLAIMS MADE BY ANY THIRD PARTY ARISING OUT OF OR IN CONNECTION WITH THE INFRINGEMENT ON, MISUSE OF, UNAUTHORIZED USE OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

9.3 EXCEPT AS OTHERWISE STIPULATED IN ARTICLE 9 HEREOF, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT ANY OTHER REPRESENTATION OR WARRANTY, EXPLICITLY OR IMPLICITLY, IS NOT MADE BY EITHER PARTY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY ON MARKETABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

10.             NOTIFICATION

For the purpose of this Agreement and for notice and communication, the addresses of the Parties are indicated in the first page hereof. Any change of address shall remain non-binding to a Party until the Party receives notice in writing from the other Party.

For the purpose of this Agreement, any notice, request, demand, and other necessary communication hereunder shall be in writing and in Chinese and shall be regarded as having been served effectively (a) on the date of receipt if delivered by hand; (b) on the date of delivery if delivered through fax machine with confirmation; or (c) on the 4th business day upon delivering such notice to the courier or the date confirmed by such courier in writing for the receipt of such notice (whichever is earlier) if delivered through Federal Express, DHL or other international express delivery services. All such notice, request, demand, and other necessary communication hereunder shall be delivered to:

If SemiLEDs:

SemiLEDs Corporation

999 Main Street, Suite 1010

Boise, ID 83702, USA

Attention: Trung Tri Doan

With copy to:

SemiLEDs Optoelectronics Co., Ltd.

3F, No.11 Ke Jung Rd., Chu-Nan Site

Hsinchu Science Park, Chu-Nan 350

Miao-Li County, Taiwan

Attention: Lydia Chin, General Counsel

If Xurui:

Xurui Guangdian Co., Ltd.

Room 201, Building B

Innovation Center

The South China Sea Software Scien-tech Garden

Shishan Town

Nanhai District

Foshan City, Guangdong Province

The People’s Republic of China

Attention: Trung Tri Doan

Or such communication shall be delivered to any other address or fax number provided by one Party to the other parties in writing according to this Article.

11.    TERMINATION

11.1      The license granted to Xurui by SemiLEDs hereunder shall be terminated if:

1)      Xurui fails or refuses to perform any of its obligations hereunder, and if such default is rectifiable, Xurui fails to rectify the same within thirty (30) days upon the receipt of written notice issued by SemiLEDs for such default; or

2)      Xurui fails to satisfy the Quality Standards listed under Article 2.8 hereof during the performance of this Agreement; or

3)      (a) Xurui enters into or initiates the insolvency, receivership or bankruptcy process and such process fails to be rejected or cancelled within 90 days thereafter; or (b) Xurui enters into any assignment as a whole for the interests of all its creditors; or (c) Xurui dissolution occurs; or (d) Xurui terminates its business operations for 90 days or more; or

4)      Except in the event that Xurui has been listed or SemiLEDs sells its shares in Licensee or waivers and/or fails to fully exercise its preemptive right (no matter by itself or by designated third party) at the capital increase of Xurui, the members appointed by SemiLEDs are not in the majority of the Board of Xurui;

SemiLEDs shall provide a written notice to Xurui prior to the termination of licenses granted hereunder in accordance with the stipulations of this Article; in such event, such licenses shall be terminated immediately upon Xurui’s receipt of such notice issued by SemiLEDs.

The license granted to SemiLEDs by Xurui hereunder shall be terminated if SemiLEDs fails or refuses to perform any of its obligations hereunder and if such default is rectifiable, SemiLEDs fails to rectify the same within thirty (30) days upon the receipt of the written notice issued by Xurui for such default. Xurui shall provide a written notice to SemiLEDs prior to the termination of licenses granted hereunder in accordance with the stipulations of this Article. In such event, such licenses shall be terminated immediately upon SemiLEDs’ receipt of such notice issued by Xurui.

11.2      Xurui shall immediately terminate its use of any SemiLEDs Trademark or any advertisements or promotion materials pertaining to SemiLEDs Trademark in any form or manner upon the termination of such license granted to Xurui by SemiLEDs; likewise, SemiLEDs shall immediately terminate its use of any Xurui Trademark or any advertisements or promotion materials pertaining to Xurui Trademark in any form or manner upon the termination of such license granted to SemiLEDs by Xurui.

11.3      The termination of license granted to one Party of this Agreement by the other Party of this Agreement hereunder in accordance with Article 11 hereof shall not jeopardize the effects and enforcement forces of any other stipulations herein.

12.    FORCE MAJEURE

Neither Party shall be liable for any failure or delay of performance hereunder if the same, totally or partially, arises out of or is in connection with a natural disaster, action of civil or military authorities, fire, flood, infectious disease, quarantine restriction, war, riot, strike or any other causes beyond the reasonable control of such Party.

13.    IMMUNITY

Any delay, deferment or postponement for the exercise of any provisions hereunder by either Party shall not jeopardize or affect any rights or remedies enjoyed by such Party. The immunity for any default or breach shall not constitute waiver for any further default or breach.

14.    APPLICABLE LAWS AND DISPUTE RESOLUTION

14.1      This Agreement shall be governed by the laws of the PRC, provided, however, as to any particular trademark listed in Schedule 1 hereof, the laws of the country where the rights and the title to such trademark are granted shall be applicable.

14.2      Any dispute, controversy or claim arising out of or in connection with this Agreement but not involving any particular trademark under this Agreement, shall be settled, based on the principle of trust and honesty, by the duly authorized representatives of the Parties hereto through amiable negotiation. If the Parties fail to resolve such dispute, controversy or claim within 180 days upon the date on which the first communication made by the representatives of the Parties for such dispute settlement or within any other term agreed by the Parties, such dispute, controversy or claim shall be finally resolved by three arbitrators (the “Arbitrators”) designated in accordance with the existing arbitration rules of the Chinese International Economic and Trade Arbitration Commission. Such arbitration shall be in Chinese and shall be and conducted by the South China Sub-Commission of China International Economic and Trade Arbitration Commission. The location for such arbitration, if the parties fail to reach consent on such location, shall be the one determined by Arbitrators in accordance with said arbitration rules. The arbitration award rendered by such arbitration shall be final and binding to the Parties hereto and may be enforced by any court with competent jurisdiction.

Arbitrators shall consent in writing that any or all information provided by either Party for arbitration shall be kept confidential. The laws of the PRC shall be applied by Arbitrators for the interpretation of this Agreement if any dispute, claim or controversy between the Parties hereto arises out of or is in connection with the general issues of this Agreement but does not involve any particular trademark under this Agreement.

Such Arbitrators are not authorized to (i) make awards deciding the punitive, consequential or indirect damages or any other compensation disproportionately with the losses actually suffered by the winning party; or (ii) increase the amount of compensation for actual damages due to infringement at its sole discretion or under any circumstances make any decision, award or judgment inconsistent with the stipulations of this Agreement. Notwithstanding the stipulations mentioned above, the winning party may require Arbitrators to make an award for the reasonable compensation of attorney’s fees incurred .

14.3    Either Party may require the competent court with jurisdiction with regard to any said dispute, claim or controversy in connection with any particular trademark under this Agreement to grant injunctive relief or any other interim relief for the avoidance of any irreparable damages. In order to comply with the confidentiality provision in Article 4, any Party requiring such injunctive relief or any other interim relief from the competent court shall make application to such court for the issuance of an order protecting the information provided by either Party, and for the hearing to be held in private session concerning any or all proceedings related to the application of such injunctive relief or any other interim relief.

14.4    For any dispute, claim or controversy involved with any trademark hereunder, the arbitration stipulations of this Article shall not be applied and such dispute, claim or controversy shall be settled by the competent court or administrative body with jurisdiction.

15.    SUSPENSION

If any provisions or articles of this Agreement are held as invalid under any applicable laws, rules or regulations, such provisions or articles shall be regarded as having been omitted from this Agreement and the remaining provisions or articles of this Agreement shall keep their full force and effect. In such event, the Parties shall make all efforts to replace such invalid provisions or articles with valid ones under the applicable laws, rules or regulations.

16.    EFFECT OF HEADINGS

Any heading to any article hereof is inserted only for convenience and shall not, in any way, define, restrict, limit or describe the scope or purpose of such article, and neither affect the interpretation of this Agreement for any purpose.

17.    AMENDMENT OR ALTERATION

If there is any dispute or inconsistency between this Agreement and any prior discussion by the Parties hereto concerning the trademarks listed in Schedule 1 hereof, the stipulations of this Agreement shall prevail. This Agreement may only be amended or altered in writing and signed by the Parties hereto.

18.    CUMULATIVE RIGHTS AND RELIEF

The rights and relief provided herein shall be cumulative and any right or relief excised by either Party shall not preclude or constitute a waiver of any other rights or relief available to such Party based on this Agreement or otherwise.

19.    NO IMPLICIT WAIVER

Neither course of dealing between the Parties hereto nor any delay of excising any rights, powers or remedies available to either Party in accordance with this Agreement or existing or further law, equity, statute or otherwise may constitute the waiver of or jeopardize such rights, powers or remedies.

20.    SEVERABILITY

If, under any circumstance, any provision of this Agreement or its applicability to either Party is held as invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected and therefore may be enforced to the maximum extent as permitted by the applicable laws.

21.    THIRD PARTY AGREEMENT

Either Party or their respective subsidiaries shall not enter into any other third party agreement inconsistent with this Agreement.

22.    NO THIRD PARTY BENEFICIARY

Any stipulation of this Agreement shall not, explicitly or implicitly, constitute or be regarded as having conferred or granted any right, profit or interest to any other individual or entity outside the Parties hereto by virtue of this Agreement or reference.

23.    ENTIRE AGREEMENT

This Agreement constitutes all agreements made by the Parties for the subject matters hereof, and shall, commencing from the effective date, supersede all prior agreements or understandings, whether written or oral, entered into by the Parties concerning the subject matters hereof.

24.    COUNTERPARTS

This Agreement shall be executed in four copies: each Party shall have one, and the other two copies may be used for recordation procedures at government departments; each of the counterparts shall be regarded as the original and shall have equal legal effect as the original.

SemiLEDs Corporation		Xurui Guangdian Co., Ltd.
Seal:

Signature of Authorized Representative:		Signature of Authorized Representative:

Name of Authorized Representative:		Name of Authorized Representative:
Trung Tri Doan		Trung Tri Doan
Title:	Chairman of the Board	Title:	Chairman of the Board

Date: May 7, 2010		Date: May 7, 2010

Schedule 1

List of SemiLEDs Trademark

Country	Patentee	Patent	Type	Patent No.
USA	SemiLEDs Corporation	(words only) SEMILEDS	009	3718328